UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 5, 2014

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a vote of Security Holders

On June 5, 2014, Canterbury Park Holding Corporation (the “Company”) held its annual meeting of Shareholders (the “Annual Meeting”). Of the 4,181,083 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 3,161,315 shares or 75.6% were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the final votes cast at the meeting:

1.	Election of six directors to serve until the 2015 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-vote
Patrick R. Cruzen	3,121,990	39,325	0
Burton F. Dahlberg	3,122,040	39,275	0
Carin J. Offerman	3,120,053	41,262	0
Curtis A. Sampson	2,984,623	176,692	0
Randall D. Sampson	2,986,511	174,804	0
Dale H. Schenian	2,984,249	177,066	0

As a result, each nominee was elected as a director of the Company for a one-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: July 3, 2014	By:	/s/ Randall D. Sampson
Randall D. Sampson President & Chief Executive Officer